Exhibit 10.14

EMBECTA CORP.

CHARTER OF THE

TECHNOLOGY COMMITTEE

Effective April 1, 2022

Purpose

The Technology Committee (the “Committee”) is created by the Board of Directors of the Company to assist the Board in overseeing innovation, new product development and commercialization, and research and development (“R&D”) activities at the Company.

Membership

The Committee shall consist of at least three members of the Board of Directors. Committee members need not be “independent” under the Company’s Corporate Governance Principles and the independence requirements of The Nasdaq Stock Market LLC. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board of Directors and may be removed by the Board of Directors at any time. The Corporate Governance and Nominating Committee shall recommend to the Board of Directors, and the Board of Directors shall designate, the Chair of the Committee.

Authority and Responsibility

In addition to any other responsibilities that may be assigned to it from time-to-time by the Board of Directors, the Committee is responsible for oversight of matters relating to innovation, new product development and commercialization, and research and development activities at the Company. Such oversight shall include the following:

•

Reviewing with management the Company’s key programs, systems and practices in order to enhance the value of the Company’s innovation programs, improve product development and launch effectiveness and increase R&D productivity. Such review may include:

•	monitoring the Company’s progress against program objectives, including revenue, efficiency and product development targets.

•	reviewing organizational integration, capabilities and systems in light of program objectives, including without limitation, in the areas of marketing and medical affairs.

•	reviewing and providing guidance on potentially disruptive trends, opportunities and risks in technology, medical practices, or external market conditions.

•	to the extent requested by the Board or another committee of the Board, reviewing any significant product quality issues relating to any particular product or platform, including cybersecurity.

EMBECTA CORP.

CHARTER OF THE

TECHNOLOGY COMMITTEE

Effective April 1, 2022

•	Site-based visits, when appropriate, for a hands-on perspective with respect to the above.

•	Shareholder Proposals

•

Review of shareholder proposals that relate to matters within the scope of the Committee’s responsibilities, in order to review and make recommendations to the Board of Directors regarding such proposals.

Reporting to the Board of Directors

The Committee shall report to the Board of Directors periodically on matters reviewed by the Committee, and any other matter that the Committee deems appropriate or is requested to be included by the Board of Directors.

At least annually, the Committee shall evaluate its own performance and report to the Board of Directors on such evaluation.

The Committee shall, at least annually, review and assess the adequacy of this Charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter. The Chair of the Committee, in consultation with the other Committee members and management, shall determine the frequency and length of Committee meetings, and shall determine meeting agendas consistent with this Charter.

The Committee is authorized to retain legal and any other advisors as it determines necessary to carry out its duties, and may request any officer or employee of the Company, or the Company’s outside counsel, to meet with any members of, or advisors to, the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, for (i) the costs of any legal or other advisors retained by the Committee and (ii) the administrative expenses of the Committee that are necessary or appropriate to carrying out its duties.

The Committee may delegate its authority to subcommittees or to the Chair of the Committee when it deems it appropriate and in the best interests of the Company.